                                                                    EXHIBIT 9(c)

                                                                    June 1, 1996



The Galaxy Fund
4400 Computer Drive
Westboro, MA  01581

                  Re: CUSTODIAN, TRANSFER AGENCY, FUND ACCOUNTING AND ADMINISTRATION FEES

Gentlemen:

                  This letter constitutes our agreement with respect to compensation to be paid to (a) First Data Investor Services Group, Inc. ("FDISG") as the party responsible for payment of all fees and expenses under the terms of a Global Custody Agreement dated November 1, 1991 between you (the "Company") and The Chase Manhattan Bank, N.A. ("Chase"), as amended; (b) FDISG under the terms of an Amended and Restated Transfer Agency Agreement dated as of June 1, 1996 between the Company and FDISG; and (c) FDISG under the terms of an Amended and Restated Administration Agreement dated as of June 1, 1996 between the Company and FDISG. Pursuant to the terms of these agreements, the Company will pay to FDISG, for its administrative, fund accounting and transfer agency services, and for the services that Chase will provide to the Company as custodian in respect of the Company's Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Treasury Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Asset Allocation Fund, Small Company Equity Fund, Growth and Income Fund, Small Cap Value Fund, ShortTerm Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund and such other investment portfolios as are from time to time added by means of an amendment or exhibit to each of these agreements (each a "Portfolio" and collectively the "Portfolios") the following:

The Galaxy Fund
June 1, 1996
Page 2


         1. (a) Prior to September 5, 1996, an asset-based administration fee at the annual rate of .09% of the first $2.5 billion of the Portfolios' combined average daily net assets, .085% of the next $2.5 billion of combined average daily net assets and .08% of combined average daily net assets over $5 billion; and (b) effective September 5, 1996, an asset-based administration fee at the annual rate of .09% of the first $2.5 billion of the Portfolios' combined average daily net assets, .085% of the next $2.5 billion of combined average daily net assets and .075% of combined average daily net assets over $5 billion.

         2. An annual fund accounting fee for each Portfolio based on the average net assets of each Portfolio as follows: net assets under $50 million - $25,000; net assets of $50 million but less than $200 million - $35,000; net assets of $200 million but less than $500 million - $50,000; net assets of $500 million but less than $1 billion - $85,000; and net assets in excess of $1 billion - $125,000, plus out-of-pocket expenses, including but not limited to an out-of-pocket charge for security quotes estimated to be as follows - equity and bond price quotes - $.20 and $.50 per quote per day, respectively, and money market price quotes - $.50 per quote per week. The annual fund accounting fee for a Portfolio possessing more than 25% in non-domestic assets will be 150% of the annual fund accounting fees described above.

         3. Domestic and/or global custody fees for each Portfolio are comprised of an annual account fee, annual holding fees and transaction fees (domestic custody) and/or an annual account maintenance fee and asset and transaction fees per country (global custody) as more particularly set forth in the Schedule attached hereto as Exhibit "A", plus out-of-pocket charges including but not limited to taxes, insurance, telephone and script fees.

         4. Transfer agency fees for each Portfolio are comprised of annual account maintenance fees and transaction fees as more specifically set forth in the Schedule attached hereto as Exhibit "B", plus out-of-pocket charges including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiches, archives and expenses incurred at the specific direction of the Company. Transfer agency fees are subject to the performance standards set forth in Appendix I to the Amended

The Galaxy Fund
June 1, 1996
Page 3


and Restated Transfer Agency Agreement dated as of June 1, 1996 between the Company and FDISG.

         5. All asset-based fees shall be calculated daily and paid monthly. Net assets shall be computed in accordance with the Portfolios' prospectuses, statements of additional information and the resolutions of the Company's Board of Trustees. All other fees and out-of-pocket expenses shall be invoiced and paid monthly.

                  The fees for the period from the day of the year this agreement is entered into until the end of that year shall be prorated according to the proportion which such period bears to the full annual period. Upon any termination of the underlying agreements before the end of any year, the fees for such part of a year shall be prorated according to the proportion which such period bears to the full year and shall be payable upon the date of termination of any agreement.

         6. FDISG accepts the payments hereunder as full payment from the Company under the terms of its respective agreements with the Company with respect to the Portfolios.

         7. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Company personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

         8. This letter agreement may be signed by each party hereto upon a separate copy in which event all copies shall constitute a single counterpart of this letter agreement.

The Galaxy Fund
June 1, 1996
Page 4


                  If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.



                                           Very truly yours,


                                           FIRST DATA INVESTOR SERVICES
                                             GROUP, INC.



                                           By:
                                               -------------------------------
                                           Title:



Accepted:  THE GALAXY FUND


By: /s/ John T. O'Neill
    -----------------------------------
    President

                                   EXHIBIT "A"

CUSTODY

DOMESTIC CUSTODY

The fees for Domestic Custody are comprised of three separate charges as follows:

ANNUAL ACCOUNT FEE

         Assets less than $100 Million          $    5,000
         Assets $100 - 500 Million              $    7,500
         Assets greater than $500 Million       $   15,000

ANNUAL HOLDING FEE

         Book Entry (DTC, FBE, etc.)            $    24.00
         Physical                               $    60.00
         PTC                                    $    72.00
         Euroclear/Cedel                    3 basis points

TRANSACTION FEE

         DTC                                    $     8.00
         Fed Book Entry                         $     8.00
         Physical/Commercial Paper              $    22.00
         Interfund trades                       $     5.00
         Options                                $    25.00
         Futures                                $    25.00
         Repurchase agreements                  $    15.00

Note:

         (1) Euroclear/Cedel holdings charge is based upon dollar value of holdings (i.e. asset based charge).

GLOBAL CUSTODY

The fees for Global Custody are comprised of three separate charges as follows:

         ANNUAL ACCOUNT MAINTENANCE FEE

         Fees are based on average net assets per Portfolio and include management of custodian network, collection and settlement of principal and income items and monitoring the quality of services provided. Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.

         FUND NET ASSETS                                ANNUAL FEE
         ---------------                                ----------
         Up to $100 million                                $25,000
         $100 to $250 million                              $35,000
         $250 to $500 million                              $45,000
         Over $500 million                              Negotiable


ASSET AND TRANSACTION FEES PER COUNTRY


               Basis Point  Transaction                   Basis Point    Transaction
Country          Charge       Charge       Country          Charge          Charge
-------          ------       ------       -------          ------          ------
Argentina        22            $ 75       Japan                 7            $ 30
                                          (equity)
Australia         7            $ 30       Malaysia             22            $120
Austria          12            $ 60       Mexico               16            $ 60
Belgium           7            $ 30       Netherlands           7            $ 30
Canada            7            $ 30       New Zealand          12            $ 60
Chile            20            $100       Norway               12            $ 60
China            40            $100       Philippines          22            $120
Denmark          16            $ 60       Singapore            22            $120
Finland          16            $ 60       South Korea          20            $100
France            7            $ 30       Spain                26            $120
Germany           7            $ 30       Sweden                7            $ 30
Greece           26            $120       Switzerland           7            $ 30
Hong Kong        12            $ 60       Taiwan               32.75         $120
India            40            $100       Thailand             22            $120
Indonesia        26            $120       Turkey               26            $120
Ireland           7            $ 30       United Kingdom        7            $ 30
Italy             7            $ 30       Venezuela            22            $120
Japan (debt)     12            $ 60


Out-of-pocket charges, including but not limited to, taxes, insurance, telephone, script fees, will be invoiced at cost.

                                   EXHIBIT "B"


SHAREHOLDER SERVICES

ANNUAL FUND MINIMUM

Fees are based on annual per shareholder account charge for account maintenance and fees for certain shareholder generated transactions plus all out-of-pocket expenses. There is a minimum annual fee per portfolio of $5,000 per year.

ANNUAL MAINTENANCE FEE

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. The Annual Maintenance Charge is $14.00 per account.

NEW ACCOUNT SET-UP CHARGE

$5.00 per account

OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include, but are not limited to, confirmation production, postage, forms, telephone, microfilm, microfiches, archives and expenses incurred at the specific direction of the Company.

PRODUCTION AND MASS MAIL

The per piece fees for production and mass mail exclude postage which will be invoiced as an out-of-pocket expense at cost.

DAILY, MONTHLY AND DIVIDEND STATEMENTS

Printing, folding, inserting, metering and mailing
(Includes return envelope inserting)                         $.075/ea


ADDITIONAL INSERTS

         1st                                                  .002/ea
         2nd                                                  .005/ea
         3rd                                                  .010/ea
         4th                                                  .010/ea
         5th                                                  .010/ea

FIDUCIARY FEE STATEMENTS

Printing, inserting, metering, mailing and return
envelope inserting                                           $ .11/ea

W-8 STATEMENTS

Printing, folding, inserting, metering, mailing,
mailer or return envelope inserting                         $ .155/ea

W-8 STATEMENTS (BULK)

Printing, folding, inserting, metering, mailing,
mailer or return envelope inserting                         $1.305/ea

Credit for return handling and processing                   $  .70/ea

Additional inserts

         1st                                                  .002/ea
         2nd                                                  .005/ea
         3rd                                                  .010/ea
         4th                                                  .010/ea
         5th                                                  .010/ea

W-9 STATEMENTS

Printing, folding, inserting, metering, mailing
and mailer or return envelope inserting                     $ .155/ea

W-9 SOLICITATIONS (BULK)

Solicitation printing, folding, inserting, metering,
mailing and mailer or return envelope inserting             $ .905/ea

Credit for return handling and processing                   $  .50/ea

Additional inserts

         1st                                                  .002/ea
         2nd                                                  .005/ea
         3rd                                                  .010/ea
         4th                                                  .010/ea
         5th                                                  .010/ea

LASER CHECKS

Printing, folding, inserting, metering and mailing
(Includes return envelope inserting)                        $ .085/ea

Additional inserts

         1st                                                  .002/ea
         2nd                                                  .005/ea
         3rd                                                  .010/ea
         4th                                                  .010/ea
         5th                                                  .010/ea

PROXIES

Proxy Base Stock                                                .0238/ea
Printing plate charge                                         25.00/side
Copy setting fees                                               50.00/ea
Proxy printing
         1 to 9,999                                               .15/ea
         10,000 to 49,999                                         .05/ea
         50,000 plus                                             .025/ea

Inserting, bursting, metering and mailing
         over 3501 pieces                                       .0105/ea
         2501 to 3500                                             .12/ea
         1501 to 2500                                             .15/ea
         1 to 1500                                                .17/ea

Additional inserts

         1st                                                     .002/ea
         2nd                                                     .005/ea
         3rd                                                     .010/ea
         4th                                                     .010/ea
         5th                                                     .010/ea
Manual processing/counting                                   $  13.00/hr

NEW ACCOUNT LETTERS

Printing, folding, inserting, metering                           .070/pg

Additional inserts

         1st                                                     .002/ea
         2nd                                                     .005/ea
         3rd                                                     .010/ea
         4th                                                     .010/ea
         5th                                                     .010/ea